Exhibit 10.1

FIRST AMENDMENT TO
NON-NOTIFICATION FACTORING AND SECURITY AGREEMENT

This First Amendment to Non-Notification Factoring and Security Agreement (“Amendment”) is made and effective as of December 1, 2009 (“Effective Date”) by and between Great American Group Advisory & Valuation Services, LLC (“Client”), Lester Friedman, a resident of California (“Guarantor”; Client and Guarantor are collectively referred to herein as “Obligors”), and Siemens First Capital Commercial Finance, LLC, a Delaware limited liability company (“Factor”).

WHEREAS, FCC, LLC d/b/a First Capital Western Region, LLC (“Original Factor”) and Client were parties to a Non-Notification Factoring and Security Agreement, dated May 22, 2007, (as amended, the “Agreement”) pursuant to which Original Factor purchased Accounts from Client and maked other extensions of credit to Client, which extensions of credit were secured by security interests upon the Collateral and guaranteed unconditionally by Guarantor; and

WHEREAS, by virtue of a Purchase and Sale Agreement dated June 10, 2009, Original Factor sold, assigned and transferred to Factor all of Original Factor’s right, title and interest in and to the Agreement and the Factoring Documents; and

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

2. Amendments. Subject to the conditions set forth below, the Agreement is amended as follows effective as of the Effective Date:

(a) Subsection 2.4(a) is hereby amended by deleting the provision in its entirety and inserting the following in lieu thereof:

For Factor’s services hereunder, Client shall pay and Factor shall be entitled to receive a factoring commission equal to fifteen hundredths of one percent (.15%) of the gross invoice amount of each Account (“Commission”). The Commission shall be due and payable to Factor on the date of creation of each Account and shall be chargeable to Client’s account with Factor.

(b) Subsection 2.4(c) is hereby amended by deleting the provision in its entirety.

(c) Subsection 3.2(a) and Subsection 3.2(b) are hereby amended by deleting the provisions in their entirety and inserting the following in lieu thereof:

(a) Interest upon the daily net balance of all of Client’s Obligations shall be payable at a rate equal to the sum of LIBOR (as defined below) plus 4.5%. Interest shall be charged to Client’s account with Factor as of the last day of each month and shall as of such date constitute Obligations. The interest rate may not be the lowest or best rate at which Factor calculates interest or extends credit. The interest rate for each calendar month shall be adjusted (if necessary) on the first day of such calendar month and shall be equal to the interest rate in effect as of the close of business on the last business day of the immediately preceding calendar month.

First Amendment
NNFSA — Great American Group

As used herein, the following terms shall have the following meanings:

“LIBOR” means, at any time, an interest rate per annum equal to the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published in the “Money Rates” section of The Wall Street Journal (or another national publication selected by Factor) as the one month London Interbank Offered Rate for United States dollar deposits or such other language (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in Factor’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, then such rate as reported by any publicly available recognized source of similar market data selected by Factor that, in Factor’s reasonable judgment, accurately reflects such London Interbank Offered Rate).”

(b) If during any month, a net credit balance exists (i.e., the Reserve or credit balance exceeds outstanding Accounts), then Factor shall credit Client’s account as of the last day of each month with interest at a rate equal to LIBOR.

(d) The Agreement is amended by inserting the following new Subsection 8.3:

8.3 Field Examinations. During the term of this Agreement and so long as there exists or has existed no Default, Factor may conduct up to two (2) field examinations per Contract Year; provided, however, that upon the occurrence of a Default and so long as it continues, Factor may conduct additional field examinations. Client agrees to pay to Factor an audit fee equal to the prevailing market rate, per auditor, per day (including partial days), plus all of Factor’s out-of-pocket travel and living expenses incurred while performing each field examination.

(e) Subsection 10.1 is hereby amended by deleting the provision in its entirety and inserting the following in lieu thereof:

10.1 Term. The Original Term of this Agreement shall be from the date of this Agreement until May 22, 2011, (the “Original Term”) provided that this Agreement shall be extended automatically for additional one (1) year terms unless written notice of termination is given by Client to Factor at least sixty (60) days, but not more than ninety (90) days, prior to the end of the Original Term or any extension thereof. Notwithstanding anything herein to the contrary, Factor may terminate this Agreement (i) at any time after the occurrence of a Default, or (ii) upon ninety (90) days written notice. Notwithstanding payment in full of all Obligations by Client, any such notice of termination is conditioned on Client’s delivery, to Factor, of a general release in a form reasonably satisfactory to Factor. Client understands that this provision constitutes a waiver of its rights under § 9-513 of the UCC. Factor shall not be required to record any terminations or satisfactions of any of Factor’s liens on the Collateral unless and until Client has executed and delivered to Factor said general release and Client shall have no authority to do so without Factor’s express written consent. Any termination of this Agreement shall not affect Factor’s security interest in the Collateral and Factor’s ownership of the Accounts, and this Agreement shall continue to be effective, until all transactions entered into and Obligations incurred hereunder have been completed and satisfied in full. The indemnification provisions of this Agreement shall survive the termination of this Agreement. All Obligations shall be immediately due and payable in full upon termination of this Agreement.

3. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Factor):

(a) Client shall have executed and delivered such other documents and instruments as Factor may require;

First Amendment
NNFSA — Great American

(b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Factor and its legal counsel; and

(c) No Default shall have occurred and be continuing.

4. Representations and Warranties of Obligors. Each Obligor represents and warrants that (a) no Default exists under the Agreement; (b) the representations and warranties of Client contained in the Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof; (c) the execution, delivery and performance by Client of this Amendment and the consummation of the transactions contemplated hereby are within the corporate power of Client and have been duly authorized by all necessary corporate action on the part of Client, do not require any approval or consent, or filing with, any governmental agency or authority, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which Client is named or any provision of the charter documents of Client and do not result in a breach of or constitute a default under any agreement or instrument to which Client is a party or by which it or any of its properties are bound; (d) this Amendment constitutes the legal, valid and binding obligation of Obligors, enforceable against Obligors in accordance with its terms; (e) all payroll taxes required to be withheld from the wages of Client’s employees have been paid or deposited when due; (f) each is entering into this Amendment freely and voluntarily with the advice of legal counsel of his or its own choosing; and (g) each has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Amendment.

5. Reaffirmation of Obligations. Client hereby ratifies and reaffirms the Agreement and all of its obligations and liabilities thereunder. Each Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of the Guaranty and agrees that such Guaranty is and shall remain in full force and in effect until all the Obligations have been paid in full. Client and Guarantors acknowledge and agree that all terms and provisions, covenants and conditions of the Agreement shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of Client and each Guarantor that is a party thereto in accordance with their respective terms as of the date hereof. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Factor has no obligation to inform Guarantor of such matters in the future or to seek Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Client shall pay to Factor all costs and expenses, including legal fees, incurred by Factor in connection with preparation, negotiation and closing of this Amendment.

6. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

7. No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Agreement, as amended hereby, and the Agreement shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Agreement, the parties agree that the terms of each of the Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

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NNFSA — Great American

8. Release of Claims. To induce Factor to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges Factor, and Factor’s officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against Factor, whether arising under or in connection with the Agreement or otherwise.

9. Waiver of Limitations Period. Each Obligor hereby waives the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them.

10. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between Client and Factor, nor is this Amendment intended to change or affect in any way the relationship between Factor and Guarantors to one other than a debtor-creditor relationship. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

11. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12. References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement, shall be deemed to be a reference to the Agreement as modified by this Amendment.

13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, heirs and personal representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers, to be effective as of the Effective Date first written above.

SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC		GREAT AMERICAN GROUP ADVISORY & VALUATION SERVICES, LLC

By:	Kenneth P. Smooke	By:	Lester Friedman

Title:	Senior Account Executive	Its:	Chief Executive Officer

First Amendment
NNFSA — Great American

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, guarantor of the indebtedness of Great American Group Advisory & Valuation Services, LLC (“Client”) to Siemens First Capital Commercial Finance, LLC (“Factor”) pursuant to that certain Guaranty Agreement, dated May 22, 2007 (“Guaranty”), hereby (a) acknowledges receipt of the foregoing First Amendment to Non-Notification Factoring and Security Agreement; (b) consents to the terms and execution thereof; (c) acknowledges that the Obligations of Client under the Agreement and his guaranty thereof may have increased; (d) reaffirms his Obligations to Factor pursuant to the terms of the Guaranty; and (e) acknowledges that Factor may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of Client, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under any Guaranty for all of Client’s present and future indebtedness to Factor.

/s/ Lester Friedman
Lester Friedman

First Amendment
NNFSA — Great American

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